Exhibit 99.1

PRESS RELEASE

WASTE SERVICES, INC.
ANNOUNCES
CLOSING OF TAMPA, FLORIDA ACQUISITION
BURLINGTON, Ontario, May 15, 2006 / PRNewswire-FirstCall/ — Waste Services, Inc. (Nasdaq: WSII) Waste Services, Inc. announced today that it has closed the previously announced acquisition of Liberty Waste, LLC to expand its operations in the Tampa, Florida market. Liberty Waste is a collection operation based in Tampa with two transfer stations located in Tampa and Clearwater. The transfer stations are both permitted to accept construction and demolition and Class III waste volumes. This acquisition will complement Waste Services’ existing operations in the Tampa market. The company expects to close the previously announced acquisition of Sun Country Materials, LLC when it receives its final unappealable expansion permit.
Waste Services, Inc., a Delaware corporation, is a multi-regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s web site is http://www.wasteservicesinc.com. Information on the company’s web site does not form part of this press release.
For information contact:
Mark A. Pytosh, Executive Vice President
and Chief Financial Officer
Waste Services, Inc.
561-237-3420